ARTISOFT, INC. AND SUBSIDIARIES
                  EXHIBIT 11. COMPUTATION OF NET LOSS PER SHARE
                    (in thousands, except per share amounts)


                                           Three Months Ended        Nine Months Ended
                                                March  31,                March  31,
                                          ---------------------    ----------------------
                                            2000         1999        2000          1999
                                          --------     --------    --------      --------
Net loss from continuing operations       $ (3,147)    $ (1,621)   $ (5,287)     $ (4,366)
                                          ========     ========    ========      ========

Net loss                                  $ (3,467)    $   (580)   $ (3,839)     $ (1,142)
                                          ========     ========    ========      ========
  Basic EPS-Weighted average
    common shares outstanding               15,158       14,764      15,001        14,705
                                          ========     ========    ========      ========
  Basic loss per share from
    continuing operations                 $   (.21)    $   (.11)   $   (.35)     $   (.30)
                                          ========     ========    ========      ========

  Basic loss per share                    $   (.23)    $   (.04)   $   (.26)     $   (.08)
                                          ========     ========    ========      ========
Effect of diluted securities:
  Stock options                                 --(1)        --(1)       --(1)         --(1)
                                          --------     --------    --------      --------
  Diluted EPS-Weighted average
    shares outstanding                      15,158       14,764      15,001        14,705
                                          ========     ========    ========      ========
  Stock options not included in
    diluted EPS since anti-dilutive          1,297          318       1,243            85
                                          ========     ========    ========      ========
  Diluted net loss per share from
    continuing operations                 $   (.21)    $   (.11)   $   (.35)     $   (.30)
                                          ========     ========    ========      ========

  Diluted net loss per share              $   (.23)    $   (.04)   $   (.26)     $   (.08)
                                          ========     ========    ========      ========

Notes:

(1) Common share equivalents are anti-dilutive for the three and nine-month periods ended March 31, 2000 and the three and nine-month periods ended March 31, 1999, therefore, basic and diluted net loss per share are the same.